  As filed with the Securities and Exchange Commission on March 22, 2000
                                                     Registration No. 333-31044

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                             AMENDMENT NO. 2
                                      To
                                   FORM F-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ---------------

                            Optimal Robotics Corp.
            (Exact name of Registrant as specified in its charter)

                               ---------------

              Canada                             7373                          98-0160833
 (State or other jurisdiction of     (Primary Standard Industrial           (I.R.S. Employer
  incorporation or organization)     Classification Code Number)          Identification No.)

                               ---------------

                               4700 de la Savane
                                   Suite 101
                           Montreal, Quebec H4P 1T7
                                (514) 738-8885
  (Address and telephone number of Registrant's principal executive offices)

                               ---------------

                             CT Corporation System
                                111 8th Avenue
                           New York, New York 10011
                           Telephone (212) 894-8400
           (Name, address and telephone number of agent for service)

                               ---------------

                                  Copies to:

      Guy P. Lander, Esq.            Leon P. Garfinkle, Esq.         Arthur Jay Schwartz, Esq.
  Goodman Phillips & Vineberg      Goodman Phillips & Vineberg         Marlon F. Starr, Esq.
        430 Park Avenue             1501 McGill College Avenue     Smith, Gambrell & Russell, LLP
    New York, New York 10022         Montreal, Quebec H3A 3N9       1230 Peachtree Street, N.E.
         (212) 308-8866                   (514) 841-6400               Atlanta, Georgia 30309
                                                                           (404) 815-3500

                               ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

   SEC Registration Fee............................................... $ 22,770
   Nasdaq National Market Listing Fee................................. $  8,780
   NASD Registration Fee.............................................. $ 17,500
   Accounting Fees and Expenses....................................... $250,000
   Printing and Engraving Expenses.................................... $175,000
   Legal Fees and Expenses............................................ $350,000
   Miscellaneous Expenses............................................. $100,950
                                                                       --------
     Total............................................................ $925,000
                                                                       ========

Item 15. Indemnification of Directors and Officers

  The Company's By-laws provide the following:

  Subject to the provisions of the Canada Business Corporations Act (the "CBCA"), every director and officer of the Company (including those who have acted at the Company's request as an officer or director of a body corporate of which the Company is or was a shareholder or creditor) and his heirs and legal representatives shall from time to time be indemnified and saved harmless by the Company from and against all costs, charges and expenses reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or such body corporate (including without limitation all losses, liabilities, costs, charges and expenses incurred by him in respect of any act or proceeding for the recovery of claims of employees or former employees of the Company or such body corporate or in respect of any claim based upon the failure of the Company to deduct, withhold, remit or pay any amount for taxes, assessments and other charges of any nature whatsoever as required by law), if

  (a) he acted honestly and in good faith with a view to the best interests of the Company; and

  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

  The By-laws also contain a provision eliminating the liability of directors or officers for losses, damages or other misfortunes of the Company arising out of the execution of the duties of his office or in relation thereto, unless occasioned by his own wilful neglect or default (subject to compliance with the mandatory obligations and duties imposed by the CBCA and the regulations thereunder and the liability imposed for any breach thereof).

  The Company shall also indemnify such person in such other circumstances as the CBCA may require.

Item 16. Exhibits

 Exhibit
 Number  Exhibit
 ------- -------
  1.1    Form of Underwriting Agreement*
  3.1    Articles*
  3.2    By-laws*
  4      Specimen certificate of the common shares*
  5      Opinion of Goodman Phillips & Vineberg
 23.1    Consent of Goodman Phillips & Vineberg (included in Exhibit 5)
 23.2    Consent of PricewaterhouseCoopers LLP*
 23.3    Consent of CT Corporation*
         Power of attorney (included on the signature page of the registration
 24.1    statement)*

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* Previously filed

Item 17. Undertakings

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes that (i) for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (ii) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rules 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (iii) for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, on the 22nd day of March, 2000.

                                          Optimal Robotics Corp.
                                          (Registrant)

                                                  /s/ Holden L. Ostrin
                                          By: _________________________________
                                                      Holden L. Ostrin
                                                        Co-Chairman

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                          Title                   Date
               ---------                          -----                   ----

                  *                    Director (Principal           March 22, 2000
 _____________________________________  Executive Officer)
           Neil S. Wechsler

        /s/ Holden L. Ostrin           Director                      March 22, 2000
 _____________________________________
           Holden L. Ostrin

                  *                    Director                      March 22, 2000
 _____________________________________
             Henry M. Karp

                  *                    Director                      March 22, 2000
 _____________________________________
           Leon P. Garfinkle

                  *                    Director (Authorized          March 22, 2000
 _____________________________________  Representative in the
           James S. Gertler             United States)

                  *                    Principal Financial and       March 22, 2000
 _____________________________________  Accounting Officer
           Gary S. Wechsler

       /s/ Holden L. Ostrin
 *By: _______________________________
           Holden L. Ostrin
        Under Power-of-Attorney

                                 EXHIBIT INDEX

 Exhibit
 Number                                  Exhibit
 -------                                 -------
  1      Form of Underwriting Agreement*

  3.1 Certificate and Articles of Continuance (incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form F-1, file
         333-4950, filed with the Commission on October 24, 1996)

  3.2    By-laws (incorporated by reference to Exhibit 3.2 to the Company's
         Annual Report on Form 10-K, File No. 0-28572, filed with the
         Commission on March 8, 1999)

  4 Specimen certificate of the common shares (incorporated by reference to Exhibit 1.1 to the Company's Registration Statement on Form 8, File
         No. 0-28572, filed with the Commission on July 17, 1996)

  5      Opinion of Goodman Phillips & Vineberg

 23.1    Consent of Goodman Phillips & Vineberg (included in Exhibit 5)

 23.2    Consent of PricewaterhouseCoopers LLP*

 23.3    Consent of CT Corporation*

 24.1 Power of attorney (included on the signature page of the registration statement)*

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* Previously filed